Subsidiaries of the Registrant	Exhibit 21.1

Entity Name	Country
Agridzaar Limited	Cyprus
Airgare Limited	United Kingdom
Arc Machines GmbH	Germany
AS ESAB	Norway
Canadian Cylinder Company Ltd.	Canada
CAST Limited	United Kingdom
CAST Resources Limited	United Kingdom
Cefar-Compex Medical AB	Sweden
Central Mining Finance Limited	United Kingdom
Charter Central Finance Limited	United Kingdom
Charter Central Services Limited	United Kingdom
Charter Consolidated Holdings Limited	United Kingdom
Charter Consolidated Limited	United Kingdom
Charter Finance S.a.r.l.	Luxembourg
Charter International Jersey Funding Limited	Jersey
Charter International Limited	Jersey
Charter Limited	United Kingdom
Charter Overseas Holdings Limited	United Kingdom
Charter Pension Trustee Limited	United Kingdom
Chattanooga Europe, B.V.	Belgium
Cigweld Pty Ltd.	Australia
CLFX Sweden CV	Netherlands
Colfax (Wuxi) Pump Company Limited	China
Colfax Fluid Handling Finance Limited	Ireland
Colfax Group GmbH	Germany
Colfax Group Holdings GmbH	Germany
Colfax Jersey Finance Limited	Jersey
Colfax UK Finance Limited	United Kingdom
Colfax UK Holdings Limited	United Kingdom
Comercializadora Thermadyne S. de R.L. de C.V.	Mexico
Conarco Alambres y Soldaduras SA	Argentina
Condor Equipamentos Industriais Ltda	Brazil
DJ Orthopedics de Mexico, S.A. de C.V.	Mexico
DJ Orthopedics Services, SA de CV	Mexico
DJO Asia-Pacific Ltd.	Hong Kong
DJO Benelux B.V.	Belgium
DJO BRASIL LTDA.	Brazil
DJO Canada Inc.	Canada
DJO Consumer, LLC	United States
DJO FINANCE LLC	United States
DJO France S.A.S.	France
DJO Global India Healthcare Private Limited	India
DJO Global Pty. Ltd.	Australia
DJO Global Switzerland SARL	Switzerland
DJO Global, Inc.	United States
DJO Iberica Productos Ortopedicos S.L.	Spain
DJO Italia SRL	Italy
DJO Medical Device Trading (Shanghai) Ltd.	China
DJO Motion Ireland Limited	Ireland
DJO Nordic Aktiebolag	Sweden

DJO Orthopaedic South Africa (Pty) Ltd	South Africa
DJO Tunisie SARL	Tunisia
DJO UK Ltd.	United Kingdom
DJO, LLC	United States
Elastic Therapy, LLC	United States
Empi, Inc.	United States
EMSA Holdings Inc.	United States
Encore Medical GP, LLC	United States
Encore Medical Partners, LLC	United States
Encore Medical, L.P.	United States
ESAB AB	Sweden
ESAB ApS	Denmark
ESAB Argentina SA	Argentina
ESAB Asia/Pacific Pte.Ltd.	Singapore
ESAB Bulgaria EAD	Bulgaria
ESAB CentroAmerica SA	Panama
ESAB Comercio e Industria de Soldadura Lda	Portugal
ESAB Corporation	United States
ESAB CZ, s.r.o. člen koncernu	Czech Republic
ESAB Europe GmbH	Switzerland
ESAB France SAS	France
ESAB GCE Holdings AB	Sweden
ESAB Gesellschaft m.b.H.	Austria
ESAB Group (Ireland) Limited	Ireland
ESAB Group (UK) Limited	United Kingdom
ESAB Group Canada Inc.	Canada
ESAB Group Russia Limited	United Kingdom
ESAB Holdings Limited	United Kingdom
ESAB Iberica, S.A.U.	Spain
ESAB Industria e Comercio Ltda	Brazil
ESAB International Holdings LLC	United States
ESAB Kazakhstan LLC	Kazakhstan
ESAB Kft.	Hungary
ESAB Limited (Thailand)	Thailand
ESAB Limited Liability Company	Russian Federation
ESAB Mexico SA de CV	Mexico
ESAB Mexico Services SA de CV	Mexico
ESAB Middle East FZE	United Arab Emirates
ESAB Nederland B.V.	Netherlands
ESAB Pensions Limited	United Kingdom
ESAB Polska Sp. z.o.o.	Poland
ESAB Romania Trading SRL	Romania
ESAB Saldatura SpA	Italy
ESAB SeAH Corporation	Korea, Republic Of
ESAB SeAH Welding Products (Yantai) Co. Limited	China
ESAB Service GmbH	Germany
ESAB Slovakia sro	Slovakia
ESAB Sp. z.o.o.	Poland
ESAB Sweden Holdings AB	Sweden
ESAB Ukraine LLC	Ukraine
ESAB VAMBERK, s.r.o., člen koncernu	Czech Republic
ESAB Welding & Cutting GmbH	Germany
ESAB Welding & Cutting Products (Shanghai) Management Company Limited	China

ESAB Welding Products (Jiangsu) Co Limited	China
ESAB-Mor Welding Kft	Hungary
Evrador Trading Limited	Cyprus
EWAC Alloys Limited	India
Exelvia (Bermuda) Limited	Bermuda
Exelvia Company	United Kingdom
Exelvia Cyprus Limited	Cyprus
Exelvia Group India BV	Netherlands
Exelvia Holding Limitada	Brazil
Exelvia Holdings BV	Netherlands
Exelvia International Holdings BV	Netherlands
Exelvia Investments Limited	United Kingdom
Exelvia Netherlands BV	Netherlands
Exelvia Properties Limited	United Kingdom
Gas Control Equipment Iberica S.L.	Spain
Gas Control Equipment Limited	United Kingdom
Gas-Arc Group Limited	United Kingdom
GCE Gas Control Equipment Co., Ltd.	China
GCE Gas Control Equipment S.A. de C.V.	Mexico
GCE Gas Control Equipment, Inc.	United States
GCE GmbH	Germany
GCE Group AB	Sweden
GCE Hungaria Kft.	Hungary
GCE India Private Ltd.	India
GCE Krass LLC	Russian Federation
GCE Latin America Ltd.	Panama
GCE Mujelli S.p.A.	Italy
GCE Norden AB	Sweden
GCE Portugal Unipessoal LDA	Portugal
GCE Romania s.r.l.	Romania
GCE S.A.S.	France
GCE Sp. z.o.o.	Poland
GCE Technology (Shanghai) Co. Ltd.	China
GCE, s.r.o.	Czech Republic
H UK Engineering Limited	United Kingdom
HE Deutschland Holdings GmbH	Germany
HKS-Prozesstechnik GmbH	Germany
Hobart Place Investments Limited	United Kingdom
Howden North America Inc.	United States
HTP Beteiligungs AG	Switzerland
Imo Holdings, Inc.	United States
Imo Industries Inc.	United States
Jinan Red Hawk International Trading Co., Ltd.	China
Labindia Liteforce Private Limited	India
Litecure Asia Limited	Hong Kong
LiteCure LLC	United States
Litecure Optoelectronics Technology (Shanghai) Co. Limited	China
LT Optoelectronics Technology (Shanghai) Co., Ltd.	China
Margarita SA	Argentina
Mathys (Schweiz) GmbH	Switzerland
Mathys AG Bettlach	Switzerland
Mathys Immobilien GmbH	Germany
Mathys KK	Japan

Mathys Ltd.	New Zealand
Mathys Medical Device Trading Co., Ltd.	China
Mathys Orthopadie GmbH	Germany
Mathys Orthopadie GmbH	Austria
Mathys Orthopaedics Belux	Belgium
Mathys Orthopaedics BV	Netherlands
Mathys Orthopaedics Ltd	United Kingdom
Mathys Orthopaedics Pty. Ltd.	Australia
Mathys Orthopedie SAS	France
Mathys Ortopedia Srl	Italy
Medireha GmbH Produkte für die medizinische Rehabilitation	Germany
MEDSHAPE, INC.	United States
Motion Parent, Inc.	United States
MT Central Finance SARL	Switzerland
MT FOREIGN HOLDINGS, INC.	United States
NANOSPECTRA BIOSCIENCES INC.	United States
NV E.S.A.B.	Belgium
Ormed GmbH	Germany
Ortho Pros Express, Inc.	United States
Orthomed Medizintechnik GmbH	Austria
Oxiprof LLC	Russian Federation
Oy ESAB	Finland
OZAS-ESAB Sp. z o.o.	Poland
PT Karya Yasantara Cakti	Indonesia
PT Victor Teknologi Indonesia	Indonesia
Quantum Ops, Inc.	United States
Rikco International LLC	United States
Shawebone Holdings Inc.	United States
SIAM ESAB Welding & Cutting Limited	Thailand
Soldaduras West Arco S.A.S.	Colombia
Soldex Holdings I LLC	United States
Soldex S.A.	Peru
Speetec Implantate AG	Switzerland
Speetec Implantate GmbH	Germany
Surgi-Care, Inc.	United States
TBI Industries GmbH	Germany
TBI Industries s.r.o.	Czech Republic
TBI Shandong Industries Co., Ltd.	China
The British South Africa Company	United Kingdom
The Central Mining & Investment Corporation Limited	United Kingdom
The ESAB Group Inc.	United States
Thermadyne Brazil Holdings Ltd.	Cayman Islands
Thermadyne de Mexico S.A. de C.V.	Mexico
Thermadyne South America Holdings Ltd.	Cayman Islands
Thermadyne Victor Ltda.	Brazil
Thermal Dynamics Europe Srl	Italy
Trilliant Surgical, LLC	United States
Victor Equipment Company	United States
Victor Equipment de Mexico S.A. de C.V.	Mexico
Victor Technologies (UK) Limited	United Kingdom
Victor Technologies Asia SDN BHD	Malaysia
Victor Technologies Australia Pty Ltd.	Australia
Victor Technologies Canada Ltd.	Canada

Victor Technologies Group, Inc.	United States
Victor Technologies Holdings, Inc.	United States
Victor Technologies International, Inc.	United States
Victor Technologies Partnership LLP	United Kingdom
Warren Pumps LLC	United States
Welding & Cutting Products LLC	United States
Weldnote LDA	Portugal